UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

Cantor Fitzgerald Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Mars Petcare – Industrial – Dry/Cold Storage – Columbus, OH

On March 11, 2022, Cantor Fitzgerald Income Trust, Inc. (the “Company”), through a wholly-owned subsidiary (the “Mars Property Owner”) of its operating partnership, acquired a 465,256 square foot cross-dock cold storage facility (the “Property”) located in Columbus, OH at a contract purchase price of $58 million, exclusive of closing costs. The Property was acquired from affiliates of Syndicated Equities (the “Sellers”). The Sellers are third parties and not affiliated with the Company or Cantor Fitzgerald Investors, LLC.

The Property is 100% leased to Mars Petcare, US. Inc. (the domestic segment of Mars’ global pet care business). The lease is net whereby the tenant is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures (excluding roof, structure and certain HVAC items), in addition to base rent.

The following table provides certain information about the Property:

Rent Commencement Date	Address	Lease Expiration Date	Rentable Square Feet	Year One Rent	Rental Escalations	Tenant Renewal Options
December 20, 2014	5303 Fisher Road Columbus, OH	May 31, 2027	465,256	$2,861,324	2.0% annual rent escalations	Two 5-year renewal options at FMV

The Company funded the purchase price and acquisition expenses with cash from its ongoing offering and the Citizens Facility (as discussed and defined below).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Citizens Facility

On July 23, 2021, the Company, its operating partnership, and certain of the Company’s subsidiaries, pursuant to a credit agreement with Citizens Bank, N.A., as administrative agent, lead arranger and sole bookrunner, and the lender parties thereto (collectively, “Lender”), entered into a senior secured revolving credit facility (“Citizens Facility”) for an aggregate principal amount of $100 million.

In connection with the acquisition of the Property the Company pledged the Property owned by the Mars Property Owner to the Citizens Facility and drew an additional $50 million from the Citizens Facility.

As of March 11, 2022, the total amount outstanding under the Citizens Facility was approximately $58,850,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: March 16, 2022	By:	/s/ Christopher A. Milner
Name: Christopher A. Milner
Title: President

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